  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1998
                                                     REGISTRATION NO. 333-59097
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                                   EBAY INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                              7389                            77-0430924
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                                ---------------

                        2005 HAMILTON AVENUE, SUITE 350
                          SAN JOSE, CALIFORNIA 95125
                                (408) 369-4830
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                GARY F. BENGIER
             CHIEF FINANCIAL OFFICER AND VICE PRESIDENT OPERATIONS
                        2005 HAMILTON AVENUE, SUITE 350
                          SAN JOSE, CALIFORNIA 95125
                                (408) 369-4830
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:
       LAIRD H. SIMONS III, ESQ.            WILLIAM H. HINMAN, JR., ESQ.
       MATTHEW P. QUILTER, ESQ.                  SHEARMAN & STERLING
        JEFFREY R. VETTER, ESQ.                 555 CALIFORNIA STREET
        TYLER R. COZZENS, ESQ.             SAN FRANCISCO, CALIFORNIA 94104
        DOROTHY L. HINES, ESQ.                     (415) 616-1100
          FENWICK & WEST LLP
         TWO PALO ALTO SQUARE
      PALO ALTO, CALIFORNIA 94306
            (650) 494-0600

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-59097

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) The following exhibits are filed herewith:

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
  1.01   Form of Underwriting Agreement.*
  2.01   Agreement and Plan of Merger by and between eBay, Inc., a California corporation, and Registrant.*
  2.02   Agreement and Plan of Merger and Reorganization among Registrant, Jump
         Acquisition Sub, Inc., Jump Incorporated and certain shareholders of
         Jump Incorporated dated as of June 30, 1998.*
  3.01   Registrant's Certificate of Incorporation.*
  3.02   Registrant's Certificate of Designation of Preferred Stock.*
  3.03   Form of Registrant's Certificate of Amendment of Certificate of
         Incorporation.*
  3.04   Form of Registrant's Amended and Restated Certificate of Incorporation
         to be effective upon the closing of this offering.*
  3.05   Registrant's Bylaws.*
  3.06   Form of Registrant's Amended and Restated Bylaws to be effective immediately upon the closing of this offering.*
  3.07   Form of Certificate of Elimination of Series A, Series B and Series B1
         Preferred Stock.*
  4.01   Form of Specimen Certificate for Registrant's Common Stock.*
  4.02   Investor Rights Agreement, dated June 20, 1997, between the Registrant and certain stockholders named therein.*
  5.01   Opinion of Fenwick & West LLP regarding legality of the securities being registered.*
 10.01   Form of Indemnity Agreement entered into by Registrant with each of its directors and executive officers.*
 10.02   Registrant's 1996 Stock Option Plan and related documents.*
 10.03   Registrant's 1997 Stock Option Plan and related documents.*
 10.04   Registrant's 1998 Equity Incentive Plan and related documents.*
 10.05   Registrant's 1998 Directors Stock Option Plan and related documents.*
 10.06   Registrant's 1998 Employee Stock Purchase Plan.*
 10.07   Office Lease between Connecticut General Life Insurance Company, a
         Connecticut corporation, and the Registrant dated September 30, 1996, as amended through March 1998.*
 10.08   Sublease between Information Storage Devices, Inc., a California corporation, and Registrant dated August 4, 1997.*
 10.09   Office Lease between Connecticut General Life Insurance Company, a
         Connecticut corporation, and the Registrant dated April 10, 1998, as amended June 9, 1998.*
 10.10   Imperial Bank Starter Kit Loan and Security Agreement dated July 20,
         1997 between Imperial Bank and Registrant.*
 10.11   Intellectual Property Security Agreement dated July 20, 1997 between
         Imperial Bank and Registrant.*
 10.12   Exodus Communications, Inc. Internet Services and Products Agreement
         and Co-Location Addendum effective as of May 1, 1997.*
 10.13   License Agreement between Thunderstone Software and Registrant.*

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
 10.14   Employment Letter Agreement dated October 16, 1996 between Jeffrey
         Skoll and Registrant.*
 10.15   Employment Letter Agreement dated December 9, 1996 between Michael
         Wilson and Registrant.*
 10.16   Employment Letter Agreement dated August 8, 1997 between Steven Westly and Registrant.*
 10.17   Employment Letter Agreement dated September 15, 1997 between Gary
         Bengier and Registrant.*
 10.18   Employment Letter Agreement dated January 16, 1998 between Margaret C.
         Whitman and Registrant.*
 10.19   Employment Letter Agreement dated August 14, 1998 between Brian T.
         Swette and Registrant.*
 10.20   Employment Letter Agreement dated August 20, 1998 between Michael R.
         Jacobson and Registrant.*
 21.01   List of Subsidiaries.*
 23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).*
 23.02   Consent of PricewaterhouseCoopers LLP, independent accountants.*
 24.01   Power of Attorney.*
 27.01   Financial Data Schedule.

--------
 * Previously filed.

  (B) FINANCIAL STATEMENT SCHEDULES.

  No financial statement schedules are provided because the information called for is not required or is shown either in the consolidated financial statements or the notes thereto.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN JOSE, STATE OF CALIFORNIA, ON THE 23RD DAY OF SEPTEMBER, 1998.

                                          eBay Inc.

                                          By:   /s/ Margaret C. Whitman
                                              _________________________________
                                                    MARGARET C. WHITMAN
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                  DATE


PRINCIPAL EXECUTIVE OFFICER:

     /s/ Margaret C. Whitman           President and Chief      September 23, 1998
-------------------------------------   Executive Officer
         MARGARET C. WHITMAN

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:


       /s/ Gary F. Bengier             Chief Financial          September 23, 1998
-------------------------------------   Officer and Vice
           GARY F. BENGIER              President Operations

ADDITIONAL DIRECTORS:


         Pierre M. Omidyar*            Director                 September 23, 1998
-------------------------------------
          PIERRE M. OMIDYAR

           Scott D. Cook*              Director                 September 23, 1998
-------------------------------------
            SCOTT D. COOK

          Robert C. Kagle*             Director                 September 23, 1998
-------------------------------------
           ROBERT C. KAGLE

         Howard D. Schultz*            Director                 September 23, 1998
-------------------------------------
          HOWARD D. SCHULTZ

        /s/ Gary F. Bengier
* By_________________________________
           ATTORNEY-IN-FACT
            GARY F. BENGIER

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
  1.01   Form of Underwriting Agreement.*
  2.01   Agreement and Plan of Merger by and between eBay, Inc., a California corporation, and Registrant.*
  2.02   Agreement and Plan of Merger and Reorganization among Registrant, Jump
         Acquisition Sub, Inc., Jump Incorporated and certain shareholders of
         Jump Incorporated dated as of June 30, 1998.*
  3.01   Registrant's Certificate of Incorporation.*
  3.02   Registrant's Certificate of Designation of Preferred Stock.*
  3.03   Form of Registrant's Certificate of Amendment of Certificate of
         Incorporation.*
  3.04   Form of Registrant's Amended and Restated Certificate of Incorporation
         to be effective upon the closing of this offering.*
  3.05   Registrant's Bylaws.*
  3.06   Form of Registrant's Amended and Restated Bylaws to be effective immediately upon the closing of this offering.*
  3.07   Form of Certificate of Elimination of Series A, Series B and Series B1
         Preferred Stock.*
  4.01   Form of Specimen Certificate for Registrant's Common Stock.*
  4.02   Investor Rights Agreement, dated June 20, 1997, between the Registrant and certain stockholders named therein.*
  5.01   Opinion of Fenwick & West LLP regarding legality of the securities being registered.*
 10.01   Form of Indemnity Agreement entered into by Registrant with each of its directors and executive officers.*
 10.02   Registrant's 1996 Stock Option Plan and related documents.*
 10.03   Registrant's 1997 Stock Option Plan and related documents.*
 10.04   Registrant's 1998 Equity Incentive Plan and related documents.*
 10.05   Registrant's 1998 Directors Stock Option Plan and related documents.*
 10.06   Registrant's 1998 Employee Stock Purchase Plan.*
 10.07   Office Lease between Connecticut General Life Insurance Company, a
         Connecticut corporation, and the Registrant dated September 30, 1996, as amended through March 1998.*
 10.08   Sublease between Information Storage Devices, Inc., a California corporation, and Registrant dated August 4, 1997.*
 10.09   Office Lease between Connecticut General Life Insurance Company, a
         Connecticut corporation, and the Registrant dated April 10, 1998, as amended June 9, 1998.*
 10.10   Imperial Bank Starter Kit Loan and Security Agreement dated July 20,
         1997 between Imperial Bank and Registrant.*
 10.11   Intellectual Property Security Agreement dated July 20, 1997 between
         Imperial Bank and Registrant.*
 10.12   Exodus Communications, Inc. Internet Services and Products Agreement
         and Co-Location Addendum effective as of May 1, 1997.*
 10.13   License Agreement between Thunderstone Software and Registrant.*
 10.14   Employment Letter Agreement dated October 16, 1996 between Jeffrey
         Skoll and Registrant.*
 10.15   Employment Letter Agreement dated December 9, 1996 between Michael
         Wilson and Registrant.*
 10.16   Employment Letter Agreement dated August 8, 1997 between Steven Westly and Registrant.*
 10.17   Employment Letter Agreement dated September 15, 1997 between Gary
         Bengier and Registrant.*
 10.18   Employment Letter Agreement dated January 16, 1998 between Margaret C.
         Whitman and Registrant.*
 10.19   Employment Letter Agreement dated August 14, 1998 between Brian T.
         Swette and Registrant.*
 10.20   Employment Letter Agreement dated August 20, 1998 between Michael R.
         Jacobson and Registrant.*
 21.01   List of Subsidiaries.*
 23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).*
 23.02   Consent of PricewaterhouseCoopers LLP, independent accountants.*
 24.01   Power of Attorney.*
 27.01   Financial Data Schedule.

-------
 * Previously filed.